UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2014

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2014, Ted D. Brown, Senior Vice President and Advisor to the CEO and President of Noble Energy, Inc. (the "Company"), announced his intention to retire from the Company effective January 31, 2015.

On February 24, 2014, the Company and Mr. Brown entered into an amendment to Mr. Brown’s Retention and Confidentiality Agreement, originally dated May 1, 2013, to provide for the following.

•	The end of Mr. Brown’s retention period was changed to January 31, 2015 (from June 30, 2014);

•
Mr. Brown will be entitled to participate in the Company’s Short Term Incentive Plan (STIP) and his bonus under the STIP for 2014 will be no less than 100% of his target bonus under the STIP for the 2014 performance year, subject to his satisfaction of applicable requirements;

•
The stock options and restricted stock granted to Mr. Brown on January 31, 2014 under the Company’s 1992 Stock Option and Restricted Stock Plan and will be eligible for post-retirement vesting through January 31, 2017 (similar to the treatment of Mr. Brown’s previous equity grants under the terms of the original Retention and Confidentiality Agreement); and

•	The non-competition and non-solicitation provisions in Mr. Brown’s Retention and Confidentiality Agreement are extended until January 31, 2017.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this current report on Form 8-K:

10.1	Amendment to Retention and Confidentiality Agreement between Noble Energy, Inc. and Ted D. Brown, Senior Vice President, dated February 24, 2014, filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: February 25, 2014	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment to Retention and Confidentiality Agreement between Noble Energy, Inc. and Ted D. Brown, Senior Vice President, dated February 24, 2014, filed herewith.